EXHIBIT 5

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                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                                  THE CRM FUNDS
                                       AND
                          CRAMER ROSENTHAL MCGLYNN, LLC


THIS AGREEMENT is made as of the 1st day of January, 1998, by and between THE CRM FUNDS, a Delaware business trust which may issue one or more series and classes of shares of beneficial interest (the "Trust"), on behalf of each of the funds listed in Exhibit A (individually a "Fund" and collectively the "Funds"), and Cramer Rosenthal McGlynn, LLC, a New York limited liability company (the "Adviser").
                                                    WITNESSETH:
         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");
         WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended; and WHEREAS, the Trust wishes to retain the Adviser to act as investment adviser with respect to shares of the Funds, and the Adviser is willing to furnish such services;
         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, it is agreed between the parties hereto as follows:
         SECTION  1.........APPOINTMENT.  The Trust hereby appoints the Adviser, and the Adviser hereby undertakes, to act as investment adviser of the Funds and, subject to the supervision of the Trust's Board of Trustees, to direct the investments of the Funds in accordance with the investment objectives, policies, and limitations provided in each Fund's Prospectus (as defined herein) or other governing instruments, as amended from time to time, under the 1940 Act and rules thereunder, and such other limitations as the Fund may impose by notice in writing to the Adviser.

     SECTION 2. Delivery of Documents. The Trust has furnished the Adviser with copies properly certified or authenticated of each of the following: (a) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Adviser to provide certain advisory services to the Funds and approving this Agreement; (b) The Trust's Trust Instrument and all amendments thereto;


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                  (c)          The Trust's By-Laws and all amendments thereto;
                  (d) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") and under the 1940 Act (File Nos.
 33-91498 and 811-9034), as filed with the Securities and Exchange Commission (the "Commission") relating to the Trust's shares of beneficial interest, .001 par value ("Shares"), and all amendments thereto;
                  (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission; and
                  (f) Each  Fund's  most  recent  prospectus  and  statement  of
additional   information  and  all  amendments  and  supplements   thereto  (the
"Prospectuses").
                  The Trust will furnish the Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.
         SECTION 3. INVESTMENT ADVISORY SERVICES. On behalf of each Fund, the Adviser is authorized, in its discretion and without prior consultation with the Trust, to buy, sell, lend and otherwise trade, consistent with the Fund's then current investment objective, policies and restrictions, any stocks, bonds and other securities and investment instruments subject to the control and direction of the Trust's Board of Trustees.
         The Adviser shall furnish such reports, evaluations, information or analyses to the Trust with respect to each Fund as the Trust's Board of Trustees may request from time to time or as the Adviser may deem to be desirable. The Adviser shall make recommendations to the Trust's Board of Trustees with respect to Fund policies, and shall carry out such policies as are adopted by the Trustees. The Adviser shall, subject to review by the Board of Trustees, furnish such other services as the Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement, including but not limited to, the appointment and supervision of any sub-adviser.
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         The  Adviser  shall  place  all  orders  for the  purchase  and sale of portfolio securities for each Fund with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser to the extent permitted by the 1940 Act. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices which are advantageous to the Funds and at commission rates which are reasonable in relation to the benefits received.
         In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Funds and/or the other accounts over which the Adviser or its affiliates exercise investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board of Trustees shall periodically review the commissions paid by the Funds to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to each Fund.


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         The Adviser shall, in acting hereunder,  be an independent  contractor.
The Adviser shall not be an agent of the Trust or the Funds.
         SECTION 4. COMPENSATION. As compensation for the services which the Adviser is to provide or cause to be provided pursuant to Paragraph 3, each Fund shall pay to the Adviser out of Fund assets an annual fee equal to the amount opposite its name in Exhibit A of the average daily net asset value of such Fund (computed in the manner set forth in the Fund's most recent Prospectus and determined as of the close of business on each business day throughout the month) which shall be accrued daily and paid in arrears on the first business day of every month. The fee for any partial month under this Agreement shall be calculated on a proportionate basis. In the event that the total expenses of a Fund exceed the limits on investment company expenses imposed by any state or any regulatory authority of any jurisdiction in which shares of such Fund are qualified for offer and sale, the Adviser will bear the amount of such excess, except: (i) the Adviser shall not be required to bear such excess to an extent greater than the compensation due to the Adviser for the period for which such expense limitation is required to be calculated unless such state or regulatory authority shall so require, and (ii) the Adviser shall not be required to bear the expenses of a Fund to an extent which would result in the Fund's inability to qualify as a regulated investment company under the provisions of Subchapter M of the federal Internal Revenue Code of 1986, as amended.
         SECTION 5. INTERESTED PERSONS. It is understood that the Trustees, officers and shareholders of the Trust are or may be or become interested persons of the Adviser as directors, officers or otherwise and that directors, officers and shareholders of the Adviser are or may be or become similarly interested persons of the Trust.
         SECTION 6. PAYMENT OF EXPENSES. Each Fund will pay, or contract with persons not parties to this Agreement to pay for, all its expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by a Fund shall include, without limitation, (i) interest and taxes;
(ii) brokerage  commissions  and other costs in connection  with the purchase or
sale  of  securities  and  other  investment  instruments,   which  the  parties
acknowledge might be higher than other brokers would charge if the Fund pays a broker which provides research services to the Adviser for use in rendering services to the Fund; (iii) fees and expenses of the Trustees of the Trust; (iv) legal and audit expenses; (v) administrator, custodian, pricing and bookkeeping, registrar

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and transfer agent fees and expenses;  (vi) compensation of the Trust's officers and employees who are not employees of the Adviser, the distributor or their respective affiliates and the costs of other personnel performing services for
the  Fund;   (vii)  fees  payable   under  this   Advisory   Agreement  and  the
Administration and Distribution Agreements; (viii) fees and expenses related to the registration and qualification of the Trust and the Fund's shares for distribution under state and federal securities laws; (ix) expenses of printing and mailing reports and notices and proxy material to shareholders of the Fund;
(x)  all  other   expenses   incidental  to  holding   meetings  of  the  Fund's
shareholders,   including  proxy  solicitations   therefor;   (xi)  expenses  of
typesetting for printing Prospectuses and supplements thereto; (xii) expenses of printing and mailing Prospectuses and supplements thereto sent to existing shareholders; (xiii) insurance premiums for fidelity bonds and other coverage to the extent approved by the Board of Trustees; (xiv) association membership dues
authorized  by  the  Board  of  Trustees;   and  (xv)  such   non-recurring   or
extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party (or the Fund's assets are subject) and any legal obligation which the Trust may have to indemnify the Trust's Trustees and officers with respect thereto.
         SECTION 7. NON-EXCLUSIVE SERVICES. The services of the Adviser to each Fund are not to be deemed exclusive and the Adviser shall be free to render similar services to others and engage in other activities. The Adviser shall be free to enter into other agreements with the Trust for providing additional services to the Funds and the Trust which are not covered by this Agreement, and to receive additional compensation for such services.
     SECTION 8. STANDARD OF CARE. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, neither the Adviser nor any of its directors, officers, shareholders, agents, or employees shall be liable or responsible to the Funds or the Trust or to any shareholder of a Fund or the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any

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security.
         SECTION 9.  TERM OF AGREEMENT.
                  (a) The Trust represents that this Agreement as it pertains to each Fund has been approved by the Board of Trustees and shareholders pursuant to Section 15 of the 1940 Act. This Agreement as it pertains to each Fund shall become effective on the date hereof and shall remain in effect for a period of two years from such date, and thereafter for successive twelve-month periods with respect to each Fund; provided, however, that such continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a majority vote of the holders of the outstanding voting securities (as defined in the 1940 Act) of a Fund, and, in either case, by a majority of the Board of Trustees of the Trust, who have no direct or indirect financial interest in this Agreement and who are not interested persons, as defined in the 1940 Act, of any such party, who cast their vote in person at a meeting called for the purpose of voting on such approval; provided further, however, that if the continuation of this Agreement is not approved as to a Fund, the Adviser may continue to render the Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder. This Agreement may be terminated (i) by the Trust with respect to a Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of the Fund, or by a vote of the majority of the Board of Trustees of the Trust on sixty days' written notice to the Adviser; or (ii) by the Adviser with respect to a Fund on sixty days' written notice to the Trust.
                  (b) This Agreement may be amended at any time with the approval of the Trustees of the Trust, provided, however, that any material amendments of the terms hereof will become effective only upon approval as provided in the first proviso of Section 8(a) hereof.
         SECTION 10. NO ASSIGNMENT. This Agreement may not be assigned, sold or in any manner hypothecated or pledged by either party hereto and this agreement shall terminate automatically in the event of any such assignment, sale, hypothecation or pledge. The terms "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Commission thereunder.
         SECTION 11. NOTICES. All notices and other communications, including Written Instructions (collectively referred to as "Notice" or "Notices" in this Paragraph), hereunder shall be in writing or by confirming

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telegram,  cable, telex, or facsimile sending device. Notices shall be addressed
(a) if to the Adviser at the Adviser's address, 707 Westchester Avenue, White Plains, New York; (b) if to the Trust, at the address of the Trust; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. A Notice may be mailed, in which case it shall be deemed to have been given three days after it is sent, or if sent by facsimile sending device, it shall be deemed to have been given immediately, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex, and facsimile sending device it shall be deemed to have been given immediately. All postage, cable, telex, or facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.
         SECTION 12. NON-EXCLUSIVE USE OF THE NAME "CRM." The Trust acknowledges that it adopted its name through the permission of the Adviser. The Adviser hereby consent to the non-exclusive use by the Trust of the name "CRM" only so long as the Adviser serves as the Funds' adviser. The Trust covenants and agrees to protect, exonerate, defend, indemnify and hold harmless the Adviser, its shareholders, officers, directors, agents and employees from and against any and all costs, losses, claims, damages or liabilities, joint or several, including all legal expenses, which may arise or have arisen out of the Trust's use or misuse of the name "CRM", or out of any breach of or failure to comply with this
Section 11.
     SECTION 13. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.
     SECTION 14. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.
     SECTION 15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     SECTION 16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.
         SECTION 17. LIMIT OF LIABILITY. The Adviser acknowledges the limitation of shareholder liability set forth in the Trust's Declaration of Trust. The obligations of the Trust under this Agreement shall not be binding

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upon  the  Trustees  individually  or  upon  holders  of  shares  of  the  Trust individually but shall be binding only upon the assets and property of the Fund, and upon the Trustees insofar as they hold title thereto.
         SECTION 18. DEFINITIONS. The terms "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act, as now in effect or as hereafter amended, and subject to such orders as may be granted by the Securities and Exchange Commission.
         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their officers designated below on the day and year first above written.


THE CRM FUNDS, on behalf of                 CRAMER ROSENTHAL MCGLYNN, LLC
each of the Funds listed in Exhibit A



By:_________________________                By:___________________________
Name:                                       Name:
Title:                                      Title:


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                                    EXHIBIT A

                                           FEE AS A % OF AVERAGE
NAME OF FUND                               DAILY NET ASSET VALUE
------------                               ---------------------
Small Cap Value Fund                                   0.75%
Large Cap Value Fund                                   0.75%
Mid Cap Value Fund                                     0.75%
Value Fund                                             0.75%